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                                                                    EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statements
No. 333-92565 of Nabisco, Inc. on Form S-8 and No. 333-66025 of Nabisco, Inc. on Form S-3, of our report dated February 2, 2000 on the financial statements and financial statement schedule as of December 31, 1999 and for the two years in the period then ended, appearing in the Annual Report on Form 10-K of Nabisco, Inc. for the year ended December 31, 2000.

                                          /s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 16, 2001